Exhibit 15.1

November 7, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated November 7, 2005 on our review of interim financial information of NSTAR for the three-month and nine-month periods ended September 30, 2005 and September 30, 2004 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2005 is incorporated by reference in its Registration Statements on Form S-3 (No. 333-78285) and on Form
S-8 (Nos. 333-78285, 333-85559 and 333-87272).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts